Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$92,372,335
Unrealized Gain (Loss) on Market Value of Futures and Cleared Swaps	(234,929,825)
Interest Income	409,107
ETF Transaction Fees	42,000
Total Income (Loss)	$(142,106,383)

Expenses
Investment Advisory Fee	$1,503,083
Brokerage Commissions	2,422,617
Tax Reporting Fees	310,650
SEC & FINRA Registration Expense	261,600
NYMEX License Fee	65,782
Non-interested Directors' Fees and Expenses	14,315
Audit Fees	13,151
Legal Fees	6,080
Prepaid Insurance Expense	1,861
Total Expenses	$4,599,139
Net Gain (Loss)	$(146,705,522)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/09	$2,300,035,833
Additions (146,400,000 Units)	2,117,226,779
Withdrawals (35,600,000 Units)	(548,355,996)
Net Gain (Loss)	(146,705,522)

Net Asset Value End of Period	$3,722,201,094
Net Asset Value Per Unit (269,800,000 Units)	$13.80

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502